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                                               January 14, 2002



PSNH Funding LLC 2
1000 Elm Street
P.O. Box 330
Manchester, NH 03105-0330

         Re:  PSNH Funding LLC 2 Rate Reduction Bonds
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Ladies and Gentlemen:


         This opinion is being delivered to you in connection with a registration statement on Form S-3 (No. 333-76040) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of bonds (the "Bonds") of PSNH Funding LLC 2, a Delaware limited liability company (the "Issuer"), to be issued from time to time as described in the form of the prospectus included as part of the Registration Statement. The Bonds will be issuable under one or more Indentures (together, the "Indenture") to be entered into between the Issuer and the trustee named therein.

         We have examined the originals, or copies certified to our satisfaction, of such corporate records of the Issuer and Public Service Company of New Hampshire ("Public Service Company"), certificates of public officials and of officers of the Issuer and Public Service Company, and other agreements, instruments and documents (including the prospectus and the form of prospectus supplement contained in the Registration Statement), as we have deemed necessary as a basis for the opinion expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Issuer and Public Service Company); the authenticity of all agreements, instruments and documents submitted to us as originals; the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies; and the authenticity of the originals of such copies. As to questions of fact material to our opinion, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Indenture and the other Basic Documents (as such term is defined in the Indenture) and in certificates of the Issuer and Public Service Company or their officers or of public officials.

         The opinion set forth below is subject to the following qualifications:

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PSNH Funding LLC 2
January 14, 2002
Page 2

                  (A) No opinion is expressed with respect to any laws other than the laws of the State of New Hampshire.

                  (B) In rendering the opinion set forth below, we have relied without independent investigation on the opinion of Richards, Layton & Finger, P.A. being delivered to you on the date hereof as to certain matters governed by Delaware law.

                  (C) Our opinion set forth below that the Bonds will constitute the legal, valid and binding obligations of the Issuer is subject to
         (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

                  (D) The maturity dates, interest rates, redemption provisions and other terms of the Bonds being offered will be fixed in accordance with the terms of the Indenture.

         Based upon and subject to the foregoing, we are of the opinion that when the Indenture has been duly executed and delivered by the Issuer and each of the Bonds has been duly executed, authenticated and delivered in accordance with the provisions of the Indenture against payment of the purchase price therefor in accordance with the Indenture, each of the Bonds will constitute the legal, valid and binding obligation of the Issuer.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                                Very truly yours,


                                                /s/ Rath, Young and Pignatelli,
                                                    Professional Association